March 10, 2009

Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Lexington Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law relating to the registration by the Company of up to $500,000,000 in aggregate public offering price of securities (collectively, the "Securities") consisting of: (i) shares of beneficial interest, par value $.0001 per share, classified as common stock (the "Common Shares"), of the Company; (ii) shares of beneficial interest, par value $.0001 per share, classified as preferred stock (the "Preferred Shares"), of the Company; (iii) senior or subordinated debt securities (the "Debt Securities") of the Company; (iv) depositary shares (the "Depositary Shares") of the Company, each representing a fraction of a Preferred Share; (v) warrants ("Warrants") to purchase Common Shares, Preferred Shares, Depositary Shares or Debt Securities; (vi) subscription rights ("Rights") to purchase Common Shares; and (vii) units that include any of the Securities ("Units"), each covered by the Registration Statement on Form S-3, and all amendments thereto, as filed with the United States Securities and Exchange Commission (the "Commission") by the Company on or about the date hereof under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement").

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

1.           The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2.           The Declaration of Trust of the Company, as amended and supplemented through the date hereof (the "Declaration"), certified by the State Department of Assessments and Taxation of Maryland (the "SDAT");

3.           The Amended and Restated Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

4.           A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Lexington Realty Trust
March 10, 2009

5.           Resolutions (the "Resolutions") adopted by the Board of Trustees of the Company (the "Board"), or a duly authorized committee thereof, relating to the Securities, certified as of the date hereof by an officer of the Company;

6.           A certificate executed by an officer of the Company, dated as of the date hereof; and

7.           Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.           Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.           Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.           Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.           All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.           The Shares will not be issued or transferred in violation of any restriction contained in Article Ninth of the Declaration.

6.           Upon the issuance of any Securities (collectively, the "Common Securities") that are (i) Common Shares, (ii) Common Shares which may be issued upon conversion of any Preferred Shares convertible into Common Shares, (iii) Common Shares which may be issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Common Shares, or (iv) Common Shares which may be issued as part of a Unit or upon the exercise of any of the Rights or Warrants, the total number of Common Shares issued and outstanding will not exceed the number of Common Shares the Company is then authorized to issue under the Declaration.

Lexington Realty Trust
March 10, 2009

7.           Upon the issuance of any Securities (collectively, the "Preferred Securities") that are (i) Preferred Shares, (ii) Preferred Shares which may be issued upon conversion of any Preferred Shares of another class or series, (iii) Preferred Shares which may be issued to underlie any Depositary Shares, (iv) Preferred Shares which may be issued upon conversion or exchange of any Debt Securities convertible or exchangeable into Preferred Shares, or (v) Preferred Shares which may be issued as part of a Unit or upon the exercise of any of the Warrants, the total number of Preferred Shares issued and outstanding will not exceed the number of Preferred Shares the Company is then authorized to issue under the Declaration.

8.           Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

9.           The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration, the Bylaws, the Registration Statement and the Resolutions and, with respect to any Preferred Securities, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company, will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the "Trust Proceedings").

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.           The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.           Upon the completion of all Trust Proceedings relating to the Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

3.           Upon the completion of all Trust Proceedings relating to the Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

Lexington Realty Trust
March 10, 2009

4.           Upon the completion of all Trust Proceedings relating to the Debt Securities, the Debt Securities will be duly authorized for issuance.

5.           Upon the completion of all Trust Proceedings relating to the Securities that are Depositary Shares, the Depositary Shares will be duly authorized for issuance.

6.           Upon the completion of all Trust Proceedings relating to the Warrants, the Warrants will be duly authorized for issuance.

7.           Upon the completion of all Trust Proceedings relating to the Rights, the Rights will be duly authorized for issuance.

8.           Upon the completion of all Trust Proceedings relating to the Units, including all Trust Proceedings relating to the Securities sold together as Units, the Units will be duly authorized for issuance.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Venable LLP